SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2005

Buckeye Partners, L.P.

(Exact Name of Registrant Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5002 Buckeye Road
P.O. Box 368
Emmaus, PA		18049
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 21, 2005, subsidiaries of Buckeye Partners, L.P. (the “Partnership”) agreed to acquire certain pipeline and associated terminal assets from affiliates of Exxon Mobil Corporation (“ExxonMobil”) for an aggregate purchase price of approximately $180 million in cash. In particular,

•	Buckeye Pipe Line Transportation LLC (“BPL Transportation”) entered into a Purchase and Sale Agreement, dated as of January 21, 2005, with Mobil Pipe Line Company (the “Pipeline Purchase Agreement”) pursuant to which BPL Transportation agreed to purchase, among others things, the refined petroleum products pipeline assets detailed below as well as a fifty percent interest in a refined petroleum products terminal located in the Syracuse, New York area; and

•	Buckeye Terminals, LLC (“BPL Terminals”) entered into two separate Terminal Purchase and Sales Agreements, dated as of January 21, 2005, with ExxonMobil Oil Corporation pursuant to which BPL Terminals agreed to purchase refined petroleum products terminals in Malvern, Pennsylvania and Binghamton, Rochester and Buffalo, New York.

     The principal pipeline assets to be acquired by BPL Transportation pursuant to the terms of the Pipeline Purchase Agreement include:

•	the Malvern to New York System, consisting of approximately 154.1 miles of 8-inch diameter pipe and approximately 222.4 miles of 6-inch diameter pipe extending from ExxonMobil’s Malvern Station in Chester County, Pennsylvania to terminals in Lehigh and Berks County, Pennsylvania and Broome, Erie, Monroe, and Onondaga Counties in New York;

•	the Malvern to Harrisburg System, consisting of approximately 75 miles of pipe of various diameters extending to central Pennsylvania;

•	the Paulsboro to Malvern System, consisting of approximately 23.7 miles of 12-inch diameter pipe extending from ExxonMobil’s Paulsboro Station in Gloucester County, New Jersey to ExxonMobil’s Malvern Station and storage tanks in Chester County, Pennsylvania;

•	the Paulsboro to Philadelphia Airport jet system consisting of approximately 2.6 miles of 8-inch diameter pipe extending from ExxonMobil’s Paulsboro Station to the Philadelphia Airport; and

•	the Paulsboro to Colonial System consisting of approximately 0.4 miles of 12-inch diameter pipe extending from the Valero Paulsboro Refinery in Gloucester County, New Jersey to Colonial Pipeline Junction in Gloucester County, New Jersey.

     Consummation of each of the transactions is subject to satisfaction of the conditions to closing of each of the other transactions, as well as regulatory approvals and various other customary closing conditions. The Partnership currently expects the transactions to close in the first half of 2005. The Partnership intends to fund the transactions initially through existing credit facilities.

Item 7.01 Regulation FD Disclosure.

     On January 21, 2005, the Partnership issued a press release announcing the events described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated January 21, 2005, issued by Buckeye Partners, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

	By:	/s/ Stephen C. Muther

Stephen C. Muther
Senior Vice President Administration,
General Counsel and Secretary

Dated: January 21, 2005

Exhibit Index

Exhibit
99.1	Press Release, dated January 21, 2005, issued by Buckeye Partners, L.P.